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Exhibit 5.1

October 14, 2014

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Products Operating LLC, a Texas limited liability company (“EPO”), and Enterprise Products Partners L.P., a Delaware limited partnership (the “Guarantor”), in connection with the public offering of $800,000,000 aggregate principal amount of 2.55% Senior Notes due 2019 (the “2019 Notes”), $1,150,000,000 aggregate principal amount of 3.75% Senior Notes due 2025 (the “2025 Notes”), $400,000,000 aggregate principal amount of 4.95% Senior Notes due 2054 (the “2054 Notes”) and $400,000,000 aggregate principal amount of 4.85% Senior Notes due 2044 (the “2044 Notes” and, together with the 2019 Notes, the 2025 Notes and the 2054 Notes, the “Notes”) issued by EPO. The Notes are being guaranteed by the Guarantor pursuant to the guarantee (the “Guarantee”) included in the Indenture (as defined below). The Notes and the Guarantee are referred to collectively herein as the “Securities.” EPO and the Guarantor are referred to collectively herein as the “Obligors.”

The Notes and the related Guarantee are being issued under an Indenture, dated as of October 4, 2004, among the predecessor of EPO, the Guarantor and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (collectively, as amended and supplemented by the Tenth Supplemental Indenture, dated as of June 30, 2007, providing for EPO as the successor issuer, the “Base Indenture”), and as amended and supplemented by the Twenty-Fourth Supplemental Indenture thereto, dated as of March 18, 2013 among EPO, the Guarantor and the Trustee, with respect to the 2044 Notes and as amended and supplemented by the Twenty-Sixth Supplemental Indenture thereto, dated as of October 14, 2014 among EPO, the Guarantor and the Trustee, with respect to the 2019 Notes, the 2025 Notes and the 2054 Notes (collectively, the “Supplemental Indentures”). The Base Indenture, as amended and supplemented by the Supplemental Indentures, is referenced herein as the “Indenture.”

The Notes are being sold pursuant to an Underwriting Agreement, dated October 2, 2014 (the “Underwriting Agreement”), among EPO, the Guarantor, Enterprise Products OLPGP, Inc., a Delaware corporation and the sole member of EPO (“EPOGP”), and the underwriters named therein (the “Underwriters”).

Austin Beijing Dallas Houston London Los Angeles New York The Woodlands Washington, DC

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

October 14, 2014

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In arriving at the opinions expressed below, we have examined the following:

(i) the registration statement on Form S-3 (File Nos. 333-189050 and 333-189050-01) relating to securities to be issued by EPO and the Guarantor from time to time, including the Securities, filed by the Obligors under the Securities Act with the Securities and Exchange Commission (the “SEC”) on June 3, 2013, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(ii) the preliminary prospectus supplement dated October 2, 2014, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iii) the prospectus supplement dated October 2, 2014, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(iv) the term sheet relating to the Securities filed with the SEC as a free writing prospectus pursuant to Rule 433 of the Rules and Regulations on October 2, 2014;

(v) each of the Guarantor’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(vi) the Underwriting Agreement;

(vii) the Indenture;

(viii) the form of the Notes;

(ix) the global notes executed by EPO pursuant to the Indenture, in the aggregate principal amounts of $500,000,000 and $300,000,000, respectively, representing the 2019 Notes purchased and sold pursuant to the Underwriting Agreement;

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

October 14, 2014

(x) the global notes executed by EPO pursuant to the Indenture, in the aggregate principal amounts of $500,000,000, $500,000,000 and $150,000,000, respectively, representing the 2025 Notes purchased and sold pursuant to the Underwriting Agreement;

(xi) the global note executed by EPO pursuant to the Indenture, in the aggregate principal amount of $400,000,000, representing the 2054 Notes purchased and sold pursuant to the Underwriting Agreement;

(xii) the global note executed by EPO pursuant to the Indenture, in the aggregate principal amount of $400,000,000, representing the 2044 Notes purchased and sold pursuant to the Underwriting Agreement;

(xiii) the Certificate of Formation, Certificates of Merger and Company Agreement of EPO (the “EPO Company Agreement”), in each case as amended to date;

(xiv) the Certificate of Incorporation and Bylaws (the “Bylaws”) of EPOGP, the sole member of EPO, in each case as amended to date;

(xv) the Certificate of Limited Partnership and Sixth Amended and Restated Agreement of Limited Partnership (as amended, the “Partnership Agreement”) of the Guarantor, in each case as amended to date;

(xvi) the Certificate of Formation and Fifth Amended and Restated Limited Liability Company Agreement (as amended, the “LLC Agreement”) of Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of the Guarantor (the “General Partner”), in each case as amended to date;

(xvii) certain resolutions adopted by the board of directors of EPOGP relating to the Registration Statement, the issuance of the Notes, the Indenture and related matters;

(xviii) certain resolutions adopted by the board of directors of the General Partner relating to the Registration Statement, the issuance of the Guarantee, the Indenture and related matters;

(xix) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(xx) such other instruments and certificates of public officials, officers and representatives of EPO, EPOGP, the Guarantor and the General Partner and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

As the basis for the opinions hereinafter expressed, we have assumed and have not verified (i) the genuineness of the signatures on documents examined by us, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals, and (iv) the conformity with the authentic originals of all documents supplied to us as certified or

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

October 14, 2014

photostatic or faxed copies. In conducting our examination of documents executed by parties other than EPO, EPOGP, the Guarantor or the General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of EPO, EPOGP, the Guarantor, the General Partner and others.

In rendering the opinions expressed below with respect to the Securities, we have assumed that the form and terms of such Securities, the issuance, sale and delivery thereof by EPO and the Guarantor, and the incurrence and performance of EPO’s and the Guarantor’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under the Indenture with respect to the Notes and the Guarantee issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon EPO, EPOGP, the Guarantor, and the General Partner, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of EPO.

2. When the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the Underwriting Agreement, the Guarantee will constitute the valid and legally binding obligation of the Guarantor.

Our opinions in paragraphs 1 and 2 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

October 14, 2014

We express no opinion other than as to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Securities. We hereby consent to the filing by the Guarantor of this opinion as an exhibit to a Current Report on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of “experts” under the Securities Act or the rules and regulations issued thereunder with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Andrews Kurth LLP